UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2006

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21052	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2006, Jarden Corporation (the “Company”) entered into Amendment No. 6 (the “Amendment”) to its Credit Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the lenders and letter of credit issuers parties thereto, Canadian Imperial Bank of Commerce (“CIBC”), as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A., National City Bank of Indiana and SunTrust Bank, as co-documentation agents. The Company entered into the Amendment to clarify and modify certain provision of the Credit Agreement relating to mandatory prepayments resulting from excess cash flow and the issuances of equity securities. In connection with the execution of the Amendment, each existing guarantor under the Credit Agreement consented to the terms of the Amendment by executing that certain Consent, Agreement and Affirmation of Guaranty (the “Consent, Agreement and Affirmation of Guaranty”).

A copy of the Amendment and Consent, Agreement and Affirmation of Guaranty are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The foregoing summary description of the Amendment and the Consent, Agreement and Affirmation of Guaranty and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Amendment and the Consent, Agreement and Affirmation of Guaranty.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
10.1	Amendment No. 6 to the Credit Agreement dated December 14, 2006 by and between the Company and CIBC, as Administrative Agent.

10.2	Consent, Agreement and Affirmation of Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006

JARDEN CORPORATION

By:	/s/ Desiree DeStefano
Name:	Desiree DeStefano
Title:	Executive Vice President of Finance and Treasurer

EXHIBIT INDEX

Number	Exhibit
10.1	Amendment No. 6 to the Credit Agreement dated December 14, 2006 by and between the Company and CIBC, as Administrative Agent.

10.2	Consent, Agreement and Affirmation of Guaranty.